UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 31, 2008
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33801 (Commission file number)	51-0424817 (I.R.S. employer identification number)

One Ridgmar Centre
6500 W. Freeway, Suite 800 Fort Worth, Texas (Address of principal executive office)	76116 (Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendments of Compensatory Plans; Compensatory Arrangements of Certain Officers
Effective December 31, 2008, Approach Resources Inc. (the “Company”) executed amendments (collectively, the “Amendments”) to (i) its 2007 Stock Incentive Plan (“Stock Incentive Plan”), (ii) Employment Agreements (“Employment Agreements”) with J. Ross Craft (President and Chief Executive Officer), Steven P. Smart (Executive Vice President and Chief Financial Officer) and Glenn W. Reed (Executive Vice President – Engineering and Operations) , and (iii) Indemnity Agreements (“Indemnity Agreements”) with each of its directors and executive officers. The Amendments affect various participants in the plans and arrangements, including each of the Company’s named executive officers listed in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders: J. Ross Craft (President and Chief Executive Officer), Steven P. Smart (Executive Vice President and Chief Financial Officer) Glenn W. Reed (Executive Vice President – Engineering and Operations), J. Curtis Henderson (Executive Vice President, Secretary and General Counsel) and Ralph P. Manoushagian (Executive Vice President – Land).
The Amendments reflect, among other things, changes necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively “Section 409A”). Section 409A was enacted in 2004 and governs “nonqualified deferred compensation” arrangements. Section 409A imposes accelerated tax and additional tax on employees and other service providers who are parties to a nonqualified deferred compensation arrangement if the arrangement does not comply with Section 409A. Although Section 409A went into effect in 2005, final regulations were not issued until 2007. Companies must amend affected nonqualified deferred compensation arrangements by December 31, 2008 to ensure compliance with Section 409A.
Amendment to Stock Incentive Plan
The Amendment to the Stock Incentive Plan provides, among other things, for the following:
     (i) Adjustments to outstanding awards and award agreements in the event of a recapitalization or reorganization will be made in accordance with Sections 422, 424 and 409A of the Code;
     (ii) Individuals who provide services to Affiliates (as defined in the Stock Incentive Plan) that are not considered a single employer with the Company under Section 414(b) or (c) of the Code will not be eligible to receive awards under the Stock Incentive Plan until the Affiliate adopts the Stock Incentive Plan as a participating employer;
     (iii) Nonqualified stock options and stock appreciation rights may only be granted to individuals performing services for the Company or other entity in a chain of entities in which each entity has a “controlling interest” in another entity in the chain; and
     (iv) Any Affiliate not considered a single employer with the Company under Section 414(b) or (c) may adopt the Stock Incentive Plan by written instrument delivered to the Compensation and Nominating Committee before the grant of any award subject to Section 409A.
Amendments to Employment Agreements
The Amendments to the Employment Agreements provide, among other things, for the following:

     With respect to Mr. Craft:
     (i) The amount and timing of expense reimbursements will conform to the requirements of Section 409A;
     (ii) The definition of “Good Reason” is amended to conform to Section 409A, including an extension of the cure period for the Company from 10 to 30 days and the addition of notice and exercise periods in which the Employee must take action;
     (iii) Section 409A prohibits different forms of payment upon different types of separations. Therefore, the Amendment provides that all separation payments will be made at the same time and in the same form for all types of separations. Payments made upon termination by the Company without Cause (as defined in the Employment Agreement), upon election by the Company not to extend the Employment Agreement or upon termination by the Employee for Good Reason (as defined by the Employment Agreement) will be made within 60 days following a Separation of Service (as defined in the Employment Agreement), rather than within 90 days for termination for Good Reason and 24 months after termination without Cause or non-extension by the Company under the original Employment Agreement. The 90-day period was changed to 60 days due to Section 409A;
     (iv) The Amendment clarifies that a payment on Change in Control (as defined in the Employment Agreement) is not intended to be paid in addition to other, salary-based separation payments payable under the Employment Agreement in the event of a termination not for Cause or without Good Reason, and Change in Control payments will be made within 60 days following the Change in Control, rather than 24 months under the original Employment Agreement; and
     (v) Payment of benefits under the Company’s welfare benefits plans after employment will be limited to the period of eligibility under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
     With respect to Messrs. Smart and Reed:
     (i) The amount and timing of expense reimbursements will conform to the requirements of Section 409A;
     (ii) Section 409A prohibits different forms of payment upon different types of separations. Therefore, the Amendment provides that all separation payments will be made at the same time and in the same form for all types of separations. Payments made upon termination by the Company without Cause, upon election by the Company not to extend the Employment Agreement or upon termination by the Employee for Good Reason will be made within 60 days following a Separation of Service, rather than within 90 days upon breach by the Company and 24 months after termination without Cause or non-extension by the Company under the original Employment Agreement. The 90-day period was changed to 60 days due to Section 409A;
     (iii) Payment of benefits under the Company’s welfare benefits plans after employment will be limited to the period of eligibility under COBRA.
Amendment to Form of Indemnity Agreement
The Company is a party to Indemnity Agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified to the fullest extent allowed by law against expenses and settlement amounts paid or incurred by them as a director or executive officer of the Company. The Amendment to the Form Indemnity Agreement for each of the directors and executive officers conforms the amount and timing of expense reimbursements under the Indemnity Agreements to the requirements of Section 409A.
The foregoing description is a summary of the Amendments and does not purport to be a complete statement of the parties’ rights and obligations under the applicable agreements. The foregoing description is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment dated as of December 31, 2008 to Approach Resources Inc. 2007 Stock Incentive Plan dated as of June 28, 2007.

10.2	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and J. Ross Craft dated as of January 1, 2003.

10.3	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and Steven P. Smart dated as of January 1, 2003.

10.4	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and Glenn W. Reed dated as of January 1, 2003.

10.5	First Amendment dated as of December 31, 2008 to Form of Indemnity Agreement between the Company and each of its directors and executive officers dated as of July 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: December 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment dated as of December 31, 2008 to Approach Resources Inc. 2007 Stock Incentive Plan dated as of June 28, 2007.

10.2	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and J. Ross Craft dated as of January 1, 2003.

10.3	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and Steven P. Smart dated as of January 1, 2003.

10.4	First Amendment dated as of December 31, 2008 to Employment Agreement by and between Approach Resources Inc. and Glenn W. Reed dated as of January 1, 2003.

10.5	First Amendment dated as of December 31, 2008 to Form of Indemnity Agreement between the Company and each of its directors and executive officers dated as of July 12, 2007.